Exhibit 99.3

Designated Filer:  Warburg Pincus Private Equity IX, L.P.

Issuer and Ticker Symbol:  Inspire Pharmaceuticals, Inc. [ISPH]

Date of Event Requiring Statement:  August 10, 2009

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX, LLC

By: Warburg Pincus Partners, LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Scott A. Arenare
Title: Managing Director

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Scott A. Arenare
Title: Partner

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

By:	/s/ Scott A. Arenare	Date:	August 10, 2009
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.